                                                                    (Exhibit 11)

                                 COST PLUS, INC.

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS, UNAUDITED)





                                                         THREE MONTHS ENDED
                                                    ------------------------------
                                                        MAY 3,          MAY 4,
                                                         1997             1996
                                                    ------------      ------------



NET INCOME (LOSS)                                     $      107        $     (395)
                                                    ============      ============

Weighted average shares outstanding
  during the period:

Common Stock                                               8,106             6,640

Add incremental shares from assumed
  exercise of stock options                                  313               338
                                                    ------------      ------------

Weighted average common and common
  equivalent shares outstanding                            8,419             6,978
                                                    ============      ============

PRIMARY NET INCOME (LOSS) PER SHARE                   $      .01        $     (.06)
                                                    ============      ============

Weighted average shares outstanding
  during the period:

Common Stock                                               8,106             6,640

Add incremental shares from assumed
  exercise of stock options                                  313               426
                                                    ------------      ------------

Weighted average common and common
  equivalent shares outstanding                            8,419             7,066
                                                    ============      ============

FULLY DILUTED NET INCOME (LOSS) PER SHARE             $      .01        $     (.06)
                                                    ============      ============

